Exhibit 10.21

Evidence of Award
2013 Long-term Incentive Plan
Restricted Stock Units

Throughout this Evidence of Award, we sometimes refer to Sprint Corporation (the “Corporation”) and its subsidiaries as “we” or “us.”

1. Award of Restricted Stock Units
On [date], 2013 (the “Date of Grant”), the Section 16 Sub-Committee of the Compensation Committee of the Board of Directors of the Corporation granted you an Award of [number] Restricted Stock Units (the “RSUs”) under the terms of the Sprint Corporation 2007 Omnibus Incentive Plan (the “Plan”).

2. Restriction Period
Subject to the terms and conditions of this Award, your RSUs will vest on the earlier of (a) February 27, 2016 and (b) the date vesting is accelerated as described in paragraph 3 below (“Vested RSUs”), conditioned on you continuously serving as our employee to such date (the “Vesting Date”).

3. Acceleration of Vesting
Unvested RSUs may vest before the time at which they would normally become vested - that is, the vesting of RSUs may accelerate. Your RSUs will vest fully, except as noted below, on your Separation from Service under the following circumstances:

Event	Condition for Vesting Acceleration
Death	If you die.
Disability	If you have a Separation from Service under circumstances that make you eligible for benefits under the Sprint Long-Term Disability Plan.
Change in Control
If you have a Separation from Service during the CIC Severance Protection Period under circumstances that you receive severance benefits under the Sprint Separation Plan (or its successor), the CIC Severance Plan, or your employment agreement (if applicable).

Retirement*	If you have a Separation from Service on or after the later of your 65th birthday and February 27, 2015
Non-CIC Involuntary Termination without Cause or Resignation with Good Reason*
If you have a Separation from Service other than during the CIC Severance Protection Period under circumstances that you receive severance benefits under the Sprint Separation Plan (or its successor) or your employment agreement (if applicable).

*The number of your RSUs that vests is your RSUs times the factor based on the period of your employment from February 27, 2013, inclusive, through your Separation from Service in relation to the period of February 27, 2013, inclusive, through February 27, 2016 (with the remainder of your RSUs forfeited as of your Separation from Service).

2013 LTIP RSU Evidence of Award

Separation from Service is defined in the Plan. Generally, it means the last day of your relationship with us as a common-law employee as reflected on our payroll records.

Disability is defined in the Plan. Generally, it is your Separation from Service under circumstances that make you eligible to receive benefits under our long-term disability plan.

CIC Severance Plan means the Sprint Change in Control Severance Plan, as it may be amended from time to time, or any successor plan.

CIC Severance Protection Period is defined in the Plan. It means the time period commencing on the date of the first occurrence of a “Change in Control” (as defined in Exhibit A hereto) and continuing until the earlier of (i) the 18-month anniversary of such date or (ii) the Participant’s death. For purposes of the RSUs under this Award, the CIC Severance Protection Period applies only with respect to a Change in Control occurring after the Date of Grant.

4. Forfeiture of RSUs
You will forfeit as of your Separation from Service RSUs that are not vested pursuant to the foregoing paragraphs.

5. Dividends
If cash dividends are paid on the Common Stock underlying RSUs, which you hold on the dividend record date, you will receive a cash payment equal to the amount of the dividend that would be paid on such Common Stock, subject to the vesting provisions (including any applicable proration) with respect to, and delivery at the same time as the shares underlying, your RSUs.

If non-cash dividends are paid on the Common Stock underlying your RSUs, and you hold the RSUs on the dividend record date, the Board of Directors of the Corporation, or a sub-committee thereof, in its sole discretion, may (1) adjust your RSUs as described in paragraph 9 of this Evidence of Award, or (2) provide for distribution of the property distributed in the non-cash dividend. The additional RSUs or property distributed is subject to vesting provisions (including any applicable proration) with respect to, and delivery at the same time as the shares underlying, the original RSUs.

6. Delivery Date; Market Value Per Share
The Delivery Date (the date as of which we distribute to you the Common Stock underlying your Vested RSUs) is the Vesting Date, or the day after the Six-Month Payment Delay if that delay applies to your RSUs. We calculate your taxable income on the Delivery Date using the Market Value Per Share on the immediately preceding trading day, but we use the average of the high and low reported prices of our Common Stock instead of the closing price. We will distribute the Common Stock underlying your Vested RSUs as soon as practicable after the Delivery Date, but in no event later than 45 days after the Delivery Date. Six-Month Payment Delay is defined in the Plan to mean the required delay in payment to a Participant who is a “specified employee” of amounts subject to Section 409A of the Internal Revenue Code (the “Code”) that are paid upon Separation from Service.

2013 LTIP RSU Evidence of Award

7. Transfer of your RSUs and Designation of Beneficiaries
Your RSUs represent a contract between the Corporation and you, and your rights under the contract are not assignable to any other party during your lifetime nor do they give you a preferred claim to any particular assets or shares of the Corporation. Upon your death, shares of Common Stock underlying your RSUs will be delivered in accordance with the terms of the Award to any beneficiaries you name in a beneficiary designation or, if you make no designation, to your estate.

8. Plan Terms
All capitalized terms used in this Evidence of Award that are not defined in this Evidence of Award have the same meaning as those terms have in the Plan. The terms of the Plan are hereby incorporated by this reference. The Plan is available online at http://iconnect.corp.sprint.com/portal/iland/?dochome=iw&docpath=IntranetDirectory/LandingPage/20080605_1650_10367056#LTI.

9. Adjustment
In the event of any change in the number or kind of outstanding shares of our Common Stock by reason of a recapitalization, merger, consolidation, spin-off, reorganization, separation, liquidation, stock split, stock dividend, combination of shares or any other change in our corporate structure or shares of our Common Stock, an appropriate adjustment will be made consistent with applicable provisions of the Code and applicable Treasury Department rulings and regulations in the number and kind of shares subject to outstanding Awards and any other adjustments as the Board deems appropriate.

10. Amendment; Discretionary Nature of Plan
This Evidence of Award is subject to the terms of the Plan, as may be amended from time to time, except that the Award which is the subject of this Evidence of Award may not be materially impaired by any amendment or termination of the Plan approved after the Date of Grant without your written consent. You acknowledge and agree that the Plan is discretionary in nature and may be amended, cancelled, or terminated by us, in our sole discretion, at any time. The grant of RSUs under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of RSUs, other types of grants under the Plan, or benefits in lieu of such grants in the future. Future grants, if any, will be at the sole discretion of the Corporation, including, but not limited to, the timing of any grant, the number of RSUs granted, the payment of dividend equivalents, and vesting provisions.

11. Data Privacy
By accepting this Award, you (i) authorize us, and any agent of ours administering the Plan or providing Plan recordkeeping services, to disclose to us such information and data as we request in order to facilitate the grant of the RSUs and the administration of the Plan; (ii) waive any data privacy rights you may have with respect to such information; and (iii) authorize us to store and transmit such information in electronic form.

2013 LTIP RSU Evidence of Award

12. Governing Law
This Evidence of Award will be governed by the laws of the State of Kansas. No shares of Common Stock will be delivered to you upon the vesting of the RSUs unless our counsel is satisfied that such delivery will be in compliance with all applicable laws.

13. Severability
The various provisions of this Evidence of Award are severable, and any determination of invalidity or unenforceability of any one provision shall have no effect on the remaining provisions.

14. Taxes
You are liable for any and all taxes, including withholding taxes, arising out of this grant or the issuance of the Common Stock on vesting of RSUs. We are authorized to deduct the amount of the tax withholding from the amount payable to you upon settlement of the RSUs. We will withhold from the total number of shares of Common Stock you are to receive a number of shares the value of which is sufficient to satisfy any such withholding obligation at the minimum applicable withholding rate. In addition, if you become subject to FICA or Medicare tax, but you are not yet entitled to delivery of the shares of Common Stock underlying the RSUs, you hereby authorize us to withhold the resulting FICA or Medicare tax from other income payable to you.
15. Entire Agreement
You hereby acknowledge that you have read the 2007 Omnibus Incentive Plan Information Statement dated July, 2013 (the “Information Statement”) available at http://iconnect.corp.sprint.com/portal/iland/?dochome=iw&docpath=IntranetDirectory/LandingPage/20080605_1650_10367056#LTI. To the extent not inconsistent with the provisions of this Evidence of Award, the terms of the Information Statement and the Plan are hereby incorporated by reference. This Evidence of Award, along with the Information Statement and the Plan, contain the entire understanding of the parties.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933

2013 LTIP RSU Evidence of Award

Exhibit A

For purposes of this Award, a “Change in Control” of the Corporation shall be deemed to have occurred upon the happening of any of the following events:

(i)
any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), except SOFTBANK CORP. or any other entity that “controls,” is “controlled by” or is “under common control with” the Corporation or SOFTBANK CORP. within the meaning of Rule 405 of Regulation C under the Securities Act, becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the combined voting power of the then-outstanding Voting Stock of the Corporation; except, that:

(A)
for purposes of this clause (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition of Voting Stock of the Corporation directly from the Corporation that is approved by a majority of the Incumbent Directors, (2) any acquisition of Voting Stock of the Corporation by the Corporation or any Subsidiary, (3) any acquisition of Voting Stock of the Corporation by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary, and (4) any acquisition of Voting Stock of the Corporation by any Person pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of clause (ii) below;

(B)
if any Person becomes the beneficial owner of thirty percent (30%) or more of combined voting power of the then-outstanding Voting Stock of the Corporation as a result of a transaction or series of transactions described in sub-clause (1) of clause (i)(A) above and such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Corporation representing one percent (1%) or more of the then-outstanding Voting Stock of the Corporation, other than as a result of (x) a transaction described in sub-clause (1) of clause (i)(A) above, or (y) a stock dividend, stock split or similar transaction effected by the Corporation in which all holders of Voting Stock are treated equally, then such subsequent acquisition shall be treated as a Change in Control;

(C)
a Change in Control will not be deemed to have occurred if a Person becomes the beneficial owner of thirty percent (30%) or more of the Voting Stock of the Corporation as a result of a reduction in the number of shares of Voting Stock of the Corporation outstanding pursuant to a transaction or series of transactions that is approved by a majority of the Incumbent Directors unless and until such Person thereafter becomes the beneficial owner of additional shares of Voting Stock of the Corporation representing one percent (1%) or more of the then-outstanding Voting Stock of the Corporation, other than as a result of a stock dividend, stock split or similar transaction effected by the Corporation in which all holders of Voting Stock are treated equally; and

(D)
if at least a majority of the Incumbent Directors determine in good faith that a Person has acquired beneficial ownership of thirty percent (30%) or more of the Voting Stock of the Corporation inadvertently, and such Person divests as promptly as practicable, but no later than the date, if any, set by the Incumbent Directors, a sufficient number of shares so that such Person beneficially owns less than thirty percent (30%) of the Voting Stock of the Corporation, then no Change in Control shall have occurred as a result of such Person’s acquisition; or

(ii)
the consummation of a reorganization, merger or consolidation of the Corporation with, or the acquisition of the stock or assets of the Corporation by, another Person, or similar transaction (each, a “Business Transaction”), unless, in each case, immediately following such Business Transaction (A) the Voting Stock of the Corporation outstanding immediately prior to such Business Transaction continues to represent, directly or indirectly, (either by remaining outstanding or by being converted into Voting Stock of the surviving entity or any parent thereof), more than fifty percent (50%) of the combined voting power of the then outstanding shares of Voting Stock or comparable equity interests of the entity resulting from such Business Transaction (including, without limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries), (B) no Person (other than the Corporation or SOFTBANK CORP. or any other entity that “controls,” is “controlled by” or is “under common control with” the Corporation or SOFTBANK CORP. within the meaning of Rule 405 of Regulation C under the Securities Act, such entity resulting from such Business Transaction, or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary or such entity resulting from such Business Transaction) beneficially owns, directly or indirectly, thirty percent (30%) or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction, and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Transaction were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Transaction; or

(iii)	during any consecutive 18-month period, more than thirty percent (30%) of the Board ceases to be comprised of Incumbent Directors;

(iv)	consummation of a transaction that implements in whole or in part a resolution of the stockholders of the Corporation authorizing a sale of all or

2013 LTIP RSU Evidence of Award

substantially all of Corporation’s assets or a complete liquidation or dissolution of the Corporation, except pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of clause (ii) above; or

(v)	the cessation of the listing of, or the cessation of the requirement to list, all classes of the Corporation’s equity securities on a national securities exchange.